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                                                                    Exhibit 24.2
                                POWER OF ATTORNEY
                          MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or any other appropriate form or forms, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of 4,692,752 shares of Mellon Financial Corporation's (the "Corporation's") Common Stock that were issued pursuant to the Agreement and Plan of Reorganization, dated September 5, 2001, by and among Mellon Financial Corporation, Systems Acquisition Corp., Eagle Investment Systems Corp., and for certain purposes all of the Stockholders of Eagle Investment Systems Corp., as amended, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 23, 2002 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Carol R. Brown
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Carol R. Brown, Director